UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2019

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 600,
San Diego, CA 92130
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code
(858) 550-1900
Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02.	Unregistered Sales of Equity Securities.
Securities Purchase Agreement and Private Placement
As previously reported, on April 10, 2019, Evofem Biosciences, Inc. (the “Company,” “we” or “us”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with PDL BioPharma, Inc., a Delaware corporation (“PDL”), funds discretionally managed by Invesco Asset Management Ltd (“Invesco”) and funds managed by Woodford Asset Management Limited (“Woodford”; collectively with Invesco and PDL, the “Purchasers”), providing for the issuance and sale to the Purchasers of an aggregate of up to $80 million of the Company’s common stock, par value $0.0001 per share and warrants to purchase shares of common stock (collectively, the “Securities”) in a private placement (the “Private Placement”), to be funded at up to two different closings.
The first closing was completed on April 11, 2019 (the “First Closing”), pursuant to which the Company issued and sold to PDL 6,666,667 shares of our common stock and warrants to purchase up to 1,666,667 shares of common stock for an aggregate purchase price of $30 million, representing a purchase price of $4.50 per share of common stock. The warrants have an exercise price of $6.38 per share.
On June 5, 2019, the Company received stockholder approval of the issuance of the Securities pursuant to the Securities Purchase Agreement as required by Nasdaq Listing Rule 5635(b), and on June 10, 2019, the Company and the Purchasers consummated the second closing, pursuant to which the Purchasers exercised their right to purchase from the Company 11,111,111 additional shares of common stock and warrants to purchase up to an additional 2,777,779 shares of common stock issued in connection therewith (the “Second Closing Securities”), for an aggregate purchase price of $50 million in a second closing (the “Second Closing”). The purchase price per share and warrant exercise price per share for securities sold in the Second Closing are the same as those sold in the First Closing.

Upon completion of the First Closing and the Second Closing, the Company received net proceeds of approximately $27.5 million and $46.8 million, respectively, and the Company expects to use these net proceeds for clinical research and development purposes, including resubmission of its NDA with the FDA and pre-commercialization activities, and for general corporate purposes. Upon completion of the First Closing and the Second Closing, the Company paid approximately $1.8 million and $2.8 million in advisory fees to financial advisors, respectively.
Description of Common Warrants
The warrants have an exercise price of $6.38 per share, a seven year term and will become exercisable at any time on or after the date that is six (6) months following their respective issuance dates. Invesco (together with its affiliates) is prohibited from exercising any portion of these warrants to the extent it would beneficially own more than 4.99% (or 9.99% in certain circumstances) of our outstanding common stock immediately after exercise. As a result of the Company’s receipt of stockholder approval of the Private Placement, there are no other limitations on exercise of the warrants. The warrants issued to Woodford in the Second Closing were each issued as a unit with one share of our common stock.
Registration Rights Agreement
In connection with the Private Placement and as previously reported, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which we agreed, among other things, to (i) file a registration statement with the SEC within 30 days following First Closing registering for resale the shares of our common stock issued in the First Closing and the shares of our common stock issuable upon exercise of the First Closing warrants (the “First Closing Registration Statement”), (ii) use our commercially reasonable efforts to have the First Closing Registration Statement declared effective, (iii) file a registration statement with the SEC within 30 days following the Second Closing registering for resale the shares of our common stock issued in the Second Closing and the shares of our common stock issuable upon exercise of the Second Closing warrants (the “Second Closing Registration Statement”), (iv) use our commercially reasonable efforts to have the Second Closing Registration Statement declared effective and (v) maintain the effectiveness of the First Closing Registration Statement and Second Closing Registration Statement until all registrable securities have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). On April 30, 2019, we filed the First Closing Registration Statement on Form S-3 with the SEC which was declared effective on May 7, 2019.
The Registration Rights Agreement contains customary terms and conditions for transactions of this type, and includes liquidated damages penalties in the event that we fail to satisfy or maintain the specified filing and effectiveness time periods in the Registration Rights Agreement.
We have granted the Purchasers, and the Purchasers have granted us, customary indemnification rights in connection with the registration statements.
Board of Director Designation and Observer Rights
At the Second Closing (i) PDL was granted the right to designate a member of our Board of Directors for so long as PDL continues to hold in excess of 12.5% of our issued and outstanding stock, (ii) the number of authorized seats of our Board of Directors was increased from seven authorized seats to eight authorized seats and (iii) Dominique Monnet, President and CEO of PDL, was appointed as a Class I member of our Board of Directors, with a term expiring at the 2021 annual meeting of stockholders. In addition, PDL was granted observer rights, for so long as PDL continues to hold at least 12.5% of our issued and outstanding stock.
Mr. Monnet is President & Chief Executive Officer and a member of the Board of Directors of PDL. Mr. Monnet has over 35 years of international business experience in the biotechnology/pharmaceutical industry. Before joining PDL, Mr. Monnet served as senior vice president and chief marketing officer of Alexion Pharmaceuticals in 2014 to 2015 where he was responsible for commercial operations in the U.S. and Latin America and oversaw new products and global business operations functions. From 2002 to 2013, he was a senior executive at Amgen Inc. where he held a number of key commercial leadership positions in the U.S. and internationally. As vice president and general manager for Amgen’s Inflammation Business Unit in 2011 to 2013, he was responsible for accelerating the growth of the Enbrel® franchise in the highly competitive U.S. market. Prior to this, he served as vice president and head of Amgen’s Global Marketing and Commercial Development, where he led the marketing strategies and global launches of new products across a range of therapeutic areas. From 2002 through 2006, Mr. Monnet was based in Zug, Switzerland, where he served as Amgen’s vice president of International Marketing and Business Operations, building Amgen’s international commercial capability and leading the creation of its successful international franchises in oncology and nephrology. Before joining Amgen, Mr. Monnet held positions of increasing responsibility in line commercial management and global marketing over 19 years at Schering-Plough - including General Manager of its affiliate in the UK and Republic of Ireland - Ciba-Geigy and Alza Corporation. Mr. Monnet holds a business degree from EDHEC Business School in Lille, France, and an MBA from INSEAD in Fontainebleau, France.
Mr. Monnet has waived his right to receive an option grant and his annual cash retainer pursuant to the Company’s current non-employee director compensation policy. Mr. Monnet expects to waive his right to receive any option grants and annual cash retainers in connection with his future board service.
Also, in connection with Mr. Monnet’s appointment to the Board, we entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Monnet. The Indemnification Agreement is substantially the same as form of indemnification agreement that we entered into with our other directors, a copy of which was filed as Exhibit 10.13 our Registration Statement on Form S-1 (No. 333-199449) filed with the SEC on October 17, 2014. The Indemnification Agreement provides that we will indemnify the relevant director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director.
A copy of the press release announcing Mr. Monnet’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Cancellation of Outstanding Warrants
At the Second Closing warrants exercisable to purchase up to 1,663,029 shares of common stock previously issued to Woodford and Invesco were cancelled and are of no further force and effect.
The foregoing descriptions of the Securities Purchase Agreement, Registration Rights Agreement and warrants are subject to, and qualified in their entirety by reference to the full text of the Securities Purchase Agreement, Registration Rights Agreement and forms of warrants, copies of which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, which are incorporated herein by reference.
Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the Securities were issued and sold in reliance upon the exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D under the Securities Act. The issuance of the Second Closing Securities has not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities will not involve a public offering. The Purchasers represented that they are accredited investors, as such term is defined in Rule 501 of Regulation D under the Securities Act, and that they are acquiring the Securities for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States federal securities laws.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
To the extent required by Item 5.02 of Current Report on Form 8-K, the disclosures in Item 3.02 of this Current Report on Form 8-K are incorporated by reference.

Item 8.01.	Other Events.
Press Release
On June 10, 2019, we issued a press release announcing the completion of the Second Closing, as well as the other actions contemplated thereby and in connection therewith, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Exhibit Title	Filed Herewith	Incorporated by Reference
			Form	File No.	Date Filed
4.1	Form of Warrant.		8-K	001-36754	04/11/2019
4.2	Form of Warrant for Woodford.		8-K	001-36754	04/11/2019
10.1	Securities Purchase Agreement.		8-K	001-36754	04/11/2019
10.2	Registration Rights Agreement.		8-K	001-36754	04/11/2019
99.1	Press Release, dated June 10, 2019	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: June 10, 2019	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer